Exhibit 99.1

Innventure Issues Statement on Commonwealth Asset Management Schedule 13D and Reiterates Commitment to Value Creation Strategy

ORLANDO, Fla., Feb 18, 2026 (GLOBE NEWSWIRE) – – Innventure, Inc. (NASDAQ: INV) (“Innventure”), an industrial growth conglomerate, today issued the following statement in response to the Schedule 13 D filed by Commonwealth Asset Management:

Innventure’s Board of Directors and management team are committed to acting in the best interest of all shareholders. We regularly engage with our shareholders and evaluate a variety of strategic priorities in line with our commitment to supporting the Company’s long-term growth. While we do not comment on specific interactions, we are open to constructively engaging with all shareholders.

Innventure founds, funds, and scales companies by partnering with multinational corporations to commercialize breakthrough technologies. As owner-operators, we seek to mitigate the risk of bringing new technologies to market by carefully sourcing IP-protected technologies from established multinational corporations using our repeatable, systematic, risk-managed approach. Our deep, strategic relationships with MNCs provide access to disruptive technologies addressing significant unmet needs and position us to build companies that we believe will deliver meaningful shareholder value. Our proven Disruptive Conglomerate Model has helped us successfully launch four Innventure companies since inception: PureCycle (conversion of polypropylene plastic waste into like-new plastic) in 2015, AeroFlexx (unique, sustainable liquid packaging) in 2018, Accelsius (two-phase, direct-to-chip liquid cooling technology for data centers) in 2022, and Refinity (conversion of mixed plastic waste into high-yield, drop-in raw materials) in 2024.

We seek to build value through our disciplined long-term approach, strategically supporting and scaling our operating companies for sustainable growth. Unlike a traditional venture fund, we hold controlling interests in a small number of companies that we operate. This model allows us to focus on building and scaling businesses, with a goal of driving consistent cash generation and delivering meaningful shareholder returns. PureCycle is an excellent example of the success of our model. We launched PureCycle 2015, grew it over time and took it public through a deSPAC transaction in 2021, generating significant returns for Innventure’s early investors as a result of the distribution of PureCycle shares.

Our leadership team is focused on positioning Innventure for sustainable, long-term growth and supporting our operating companies through their growth plans. We firmly believe this strategy is working – each of our operating companies has achieved key milestones and is well-positioned for continued growth. Examples of these milestones include the following:

•Accelsius demonstrated strong commercial momentum with its opportunity pipeline exceeding $1 billion and its expansion of its manufacturing footprint with a dedicated Austin facility. This progress has been coupled with significant strategic validation from two global industry leaders in the form of a $65 million financing round in which Johnson Controls invested $35 million and Legrand invested $30 million. Accelsius recently announced that a global digital infrastructure company, has entered into an agreement to deploy Accelsius’ NeuCool® technology across a new 300MW AI data center campus in Ontario, Canada. The project is expected to be the largest two-phase, direct-to-chip deployment to date, signaling a major shift toward large-scale industry adoption of next-generation cooling.

•AeroFlexx continues to deliver strong performance and innovation in the sustainable packaging solution space, generating its sixth consecutive quarter of revenue recognition, with customers in the pet, baby, industrial, personal care and household market categories. AeroFlexx also recently announced a new partnership with eleeo brands to launch the Boogie Bubbling Vapor Bath product.

•Refinity has achieved significant technology validation in its first 14 months of operations. In collaboration with VTT, Technical Institute of Finland, the company successfully demonstrated fluidized bed conversion of real plastic waste to hydrocarbon liquid and gas products at bench and pilot scale, confirming its conversion technology performs with real-world waste materials. Refinity has filed patent applications protecting proprietary reactor designs, secured technology licenses expanding its capabilities, and is developing the engineering design for its first commercial demonstration expected at a partner location in 2026.

We continue to be very excited about the opportunities ahead at Accelsius, AeroFlexx and Refinity. We believe that by operating a diverse group of companies, we mitigate significant risks associated with building disruptive businesses, positioning us to ultimately deliver long-term value to our shareholders.

We strategically optimize our capital structure through a disciplined and opportunistic approach that aims to provide enhanced financial flexibility and build value across our family of operating companies. With the goal of creating positive value for our stockholders, we seek to mitigate dilution related to capital raising by using the capital to scale our operating companies and increase the value of our holdings in those companies. We rigorously evaluate the capital needs of our operating companies to determine appropriate sources and uses of capital. We intend to grow our operating companies while protecting and maximizing the value of Innventure shareholders’ investment.

While much of our corporate overhead is dedicated to value-creation activities across our operating companies, we do provide operational support to these companies and intend to continue taking meaningful steps to reduce those costs for the benefit of all shareholders. Following our de-SPAC transaction, we needed to quickly scale to meet public company requirements, but we have recently reduced our corporate expenses and cash burn. Our G&A expenses decreased from $19.7 million in Q1 2025 to $16.9 million in Q3 2025. In addition, our Board and leadership team plan to evaluate additional cost-cutting initiatives on an ongoing basis with an objective of operating efficiently while still providing our operating companies with the support they need.

Our Board of Directors is composed of nine highly qualified directors, the majority of whom are independent. Our directors bring extensive experience in corporate development, scaling businesses and driving transformation, which aligns well with Innventure’s focus on building market-leading technology companies.

Our Board’s Nominating and Corporate Governance Committee regularly evaluates its composition to assemble a Board with members that have the right mix of skills, experience, and perspectives to oversee the company, hold management accountable and drive long-term shareholder value. As part of that process, we recently appointed Bruce Brown as our first Lead Independent Director. Mr. Brown previously served as Proctor & Gamble’s Chief Technology Officer and brings decades of experience leading innovation and technology commercialization activities. In connection with ongoing Board refreshment efforts, the Board intends to continue to seek candidates who would bring additive skills and experience, and who would be committed to acting in the best interests of all of our shareholders.

About Innventure

Innventure, Inc. (NASDAQ: INV), an industrial growth conglomerate, focuses on building companies with billion-dollar valuations by commercializing breakthrough technology solutions. By systematically creating and operating industrial enterprises from the ground up, Innventure participates in early-stage economics and provides industrial operating expertise designed for global scale. Innventure’s approach seeks to uniquely bridge the ”Valley of Death" between corporate innovation and commercialization through its distinctive combination of value-driven multinational partnerships, operational experience, and scaling expertise.

Exhibit 99.1
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “will,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking. In particular, among others, statements regarding our expectations related to timing and expectations with respect to our value creation strategy, our capital raising and future capital allocation strategy, anticipated timing and impact of expected cost cutting measures, and our Board leadership and ongoing refreshment process are forward-looking statements.
The forward-looking statements are based on the current assumptions and expectations of future events that are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Company’s public filings made with the SEC and the following: (a) the Company’s and its subsidiaries’ ability to execute on strategies and achieve future financial performance, including their respective future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; (b) the Company’s and its subsidiaries’ ability to invest in growth initiatives; (c) the implementation, market acceptance and success of the Company’s and its subsidiaries’ business models and growth strategies; (d) the Company’s and its subsidiaries’ future capital requirements and sources and uses of cash; (e) the Company’s ability to maintain control over its subsidiaries, (f) the Company’s access to funds under a Standby Equity Purchase Agreement due to certain conditions, restrictions and limitations set forth therein and in other agreements; (g) certain restrictions and limitations set forth in the Company’s debt instruments, which may impair the Company’s financial and operating flexibility; (h) the Company’s and its subsidiaries’ ability to generate liquidity and maintain sufficient capital to operate as anticipated; (i) the Company’s and its subsidiaries’ ability to obtain funding for their operations and future growth and to continue as going concerns; (j) the risk that the technology solutions that the Company and its subsidiaries license or acquire from third parties or develop internally may not function as anticipated or provide the benefits anticipated; (k) developments and projections relating to the Company’s and its subsidiaries’ competitors and industry; (l) the ability of the Company and its subsidiaries to scale the operations of their respective businesses; (m) the ability of the Company and its subsidiaries to establish substantial commercial sales of their products; (n) the ability of the Company and its subsidiaries to compete against companies with greater capital and other resources or superior technology or products; (o) the Company and its subsidiaries’ ability to meet, and to continue to meet, applicable regulatory requirements for the use of their respective products and the numerous regulatory requirements generally applicable to their businesses; (p) the outcome of any legal proceedings against the Company or its subsidiaries; (q) the Company’s ability to find future opportunities to license or acquire breakthrough technology solutions from multinational corporations or other third parties (“Technology Solutions Provider”) and to satisfy the requirements imposed by or to avoid disagreements with its current and future Technology Solutions Providers; (r) the risk that the launch of new companies distracts the Company’s management from its and its other subsidiaries’ operations; (s) the risk that the Company may be deemed an investment company under the Investment Company Act, which would impose burdensome compliance requirements and restrictions on its activities; (t) the ability of the Company and its subsidiaries to sufficiently protect their intellectual property rights and to avoid or resolve in a timely and cost-effective manner any disputes that may arise relating to its use of the intellectual property of third parties; (u) the risk of a cyber-attack or a failure of the Company’s or its subsidiaries’ information technology and data security infrastructure; (v) geopolitical risk and changes in applicable laws or regulations; (w) potential adverse effects of other economic, business, and/or competitive factors; (x) operational risks related to the Company and its subsidiaries that have limited or no operating history; (y) limited liquidity and trading of the Company’s securities; and (z) other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and Innventure undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

Investor Relations Contact
Sloan Bohlen
Solebury Strategic Communications
investorrelations@innventure.com
Media Contact
Phil Denning
ICR
phil.denning@icrinc.com